SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 10, 2000


                             INTERNET HOLDINGS, INC.
               (Exact Name of Company as Specified in its Charter)


     UTAH                            0-26886                  13-3758042
(State or Other                    (Commission                (Employer
  Jurisdiction)                     File Number)            Identification
                                                               Number)


        c/o Beckman, Millman & Sanders LLP, 116 John Street, Suite 1313,
                               New York, NY 10038
                    (Address of Principal Executive Offices)

         Company's Telephone Number, Including Area Code: (212) 406-4700

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ITEM 5. OTHER EVENTS.

     On January 10, 2000, Christopher J. Wilkes resigned from his position as a director of Internet Holdings, Inc. (the "Company"), effective immediately. The resignation of Mr. Wilkes is the result of a realignment of the Company's management in connection with the implementation of the Acquisition Agreement and Plan of Reorganization dated October 27, 1999 (the "Reorganization Agreement") by and among the Company, Fairfax Equity Ltd. ("FEL") and the stockholders of FEL whereby the Company acquired all the issued capital stock of FEL. For a detailed description of the Reorganization Agreement, the transactions implemented thereto and the newly appointed officers and directors of the Company, reference is made to the Company's current report on Form 8-K filed January 7, 2000.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERNET HOLDINGS, INC.

January 18, 2000                            By: /s/ Stefan Allesch-Taylor
                                                -------------------------
                                                 Stefan Allesch-Taylor,
                                                 President


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